Global Acquisitions Corp. Announces Global Sports Entertainment and

Media Operating Strategy

Las Vegas, NV, November 1, 2024 - Global Acquisitions Corp (“Global” or the “Company”) (OTC Pink:AASP) announced today that it has launched an operating strategy to become a leader in the global sports entertainment and media industry and is collaborating with tennis legend Andre Agassi, a long-time significant shareholder in the company. Global’s efforts are initially focused on court sports, beginning with planned growth opportunities associated with branding and growing the pickleball and padel industries, both of which are currently experiencing significant growth. Global expects its publicly traded structure to provide a way for the investing public to participate in these exciting and rapidly growing markets.

Mr. Agassi, a global sports icon having been a World Number 1, 8-time Grand Slam winner, and an Olympic Gold Medalist during his Hall of Fame tennis career, has become one of the highest profile leaders growing pickleball around the world through his participation, endorsements, and investments.

Commenting on the newly adopted strategic direction for Global, CEO Ronald Boreta stated, “We are excited to launch Global as an operating company by leaning into what we believe are our unique advantages to build value for our stakeholders, both now and in the future, by focusing on sports entertainment. We further believe we are ideally positioned in court sports through Andre’s global leadership in the industry to play a leading role in the consolidation of these highly exciting and expanding sports opportunities. To expedite our mission of building a dominant brand within the pickleball and padel industries, we plan to evaluate co-branding and acquisition opportunities with ‘Best of Class’ operators in key segments of these fast-growing markets. We look forward to working closely with Andre toward that goal.”

Adding to Mr. Boreta’s comments, Mr. Agassi stated[JSG31] , “Initially, I started playing pickleball for fun with family and friends. I quickly realized just what this sport can offer to peoples’ lives. It brings community together, bridges generational gaps and transcends cultural barriers, all while promoting health of body and mind. For these reasons and more, I am excited to support Global’s initiatives to grow the business of pickleball and the other racquet sports worldwide.”

Forward-Looking Statements

This press release includes “forward-looking statements”, including information about management’s view of the Company’s future expectations, plans and prospects. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the ability of the Company to raise funding to support its operational plans, the terms of such financing and potential dilution caused thereby; the ability of the Company to compete the steps necessary to undertake its current operational plan, the costs associated therewith, timing relating thereto, and the ability of the Company to generate revenues associated therewith; the concentration of ownership of the Company’s securities; the market for the Company’s planned services, including the market for pickleball and padel; competition in the Company’s industry; the Company’s ability to fully comply with numerous federal, state and local laws and regulatory requirements; current negative operating cash flows and a need for additional funding to finance our operating plans; the terms of any further financing, which may be highly dilutive and may include onerous terms, increases in interest rates which may make borrowing more expensive and increased inflation which may negatively affect costs, expenses and returns; geopolitical events and regulatory changes; and the effect of changing interest rates and inflation, economic downturns and recessions, declines in economic activity or global conflicts. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports and filings are available at www.sec.gov. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, including the forward-looking statements included in this press release, which are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as otherwise provided by law.

Ron Boreta

Director and CEO

Global Acquisitions Corp.

702-400-4005